UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – July 29, 2013
(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in its charter)

STATE OF UTAH	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 South State Street, P.O. Box 45433, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Questar Subsidiary Wexpro Announces Acquisition

Questar Corporation (NYSE:STR) today announced that its subsidiary, Wexpro Company, has entered into a definitive agreement to acquire additional interest in natural gas-producing properties for $106.4 million. Wexpro is increasing its working interest in existing Wexpro-operated wells in the Trail Unit of southwestern Wyoming's Vermillion Basin. Essentially, this a “bolt-on” acquisition to the company's current Trail assets governed by the 1981 Wexpro Agreement for the benefit of Questar's Utah and Wyoming utility customers.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release issued July 29, 2013 by Questar Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION
(Registrant)

July 30, 2013	/s/Kevin W. Hadlock Kevin W. Hadlock Executive Vice President and Chief Financial Officer